Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”).

By execution of this statement, the undersigned, Anthony Labozzetta, Chief Executive Officer, and Steven M. Fusco, Chief Financial Officer, certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Anthony Labozzetta
ANTHONY LABOZZETTA
President and Chief Executive Officer

Date: November 14, 2011

By:	/s/ Steven M. Fusco
STEVEN M. FUSCO
Senior Vice President and Chief Financial Officer

Date: November 14, 2011

(A signed original of this written statement required by Section 906 has been provided to Sussex Bancorp and will be retained by Sussex Bancorp and furnished to the Securities Exchange Commission or its staff upon request.)